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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2004

Tarragon Realty Investors, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-22999	94-2432628

(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1775 Broadway, 23rd Floor, New York, New York 10019

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 212-949-5000

Item 5. Other Events and Regulation FD Disclosure

     At the Annual Meeting of Stockholders of Tarragon Realty Investors, Inc. (“Tarragon” or the “Registrant”) held on June 14, 2004, the stockholders approved a proposal to change the name of the Registrant to TARRAGON CORPORATION. At such Annual Meeting, the stockholders of Tarragon (i) elected nine directors to serve until the next Annual Meeting; (ii) ratified the selection of Grant Thornton LLP as the independent auditors for the fiscal year ending December 31, 2004; (iii) approved the Omnibus Plan for employee options and stock-based awards; and (iv) authorized an amendment to the Articles of Incorporation to increased the authorized number of shares of Common Stock to 100,000,000 shares and to increase the authorized number of shares of Special Stock to 20,000,000, each with a par value of $0.01 per share.

     Tarragon has filed a Certificate of Amendment with the Secretary of State of Nevada amending the Articles of Incorporation to reflect the change of the name to TARRAGON CORPORATION effective July 1, 2004, and to reflect the increase in the authorization of the number of shares of Common Stock and Special Stock.

Item 7. Financial Statements and Exhibits

     (c) Exhibits.

     The following are filed herewith as exhibits or incorporated by reference as indicated below:

Exhibit
Designation	Description of Exhibit
3.10*	Certificate of Amendment to the Articles of Incorporation of Tarragon Corporation as filed with and approved by the Secretary of State of Nevada on June 17, 2004.

10.3*	Tarragon Corporation Omnibus Plan as approved by stockholders on June 14, 2004.

*Filed herewith.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2004	TARRAGON REALTY INVESTORS, INC.

By:	/s/ Erin Pickens
Erin Pickens
Executive Vice President and Chief Financial Officer

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